Exhibit 23.3

Consent of Independent Auditor

SemGroup Corporation

Tulsa, Oklahoma

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 11, 2017, relating to the consolidated financial statements of Buffalo Parent Gulf Coast Terminals LLC appearing in SemGroup Corporation’s Current Report on Form 8-K/A dated August 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

October 13, 2017